Exhibit 10.22

AGREEMENT

This Agreement is made this 1st day of April, 2005 by and among The PBSJ Corporation (“PBSJ”), a corporation organized under the laws of the state of Florida, and Rosario Licata (“Licata”), an individual.

Recitals

WHEREAS, on March 31, 2005, Licata voluntarily tendered her resignation as Accounting Manager, effective immediately upon receipt by PBSJ; and

WHEREAS, PBSJ has accepted the resignation of Licata as Accounting Manager, effective March 31, 2005; and

WHEREAS, Licata is a participant of The PBSJ Employee Profit Sharing and Stock Ownership Plan and Trust (the “Plan”); and

WHEREAS, each party to this Agreement enters into this Agreement freely and voluntarily, and either upon the advice of counsel or after having been afforded ample opportunity to seek the advice of counsel;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Licata hereby assigns, conveys and transfers to PBSJ any and all interests he now or hereafter has in the Plan, or any other benefit plan established by PBSJ, and Licata agrees that, immediately upon delivery of any check(s) or other payments representing any distribution of funds from the Plan, or any other benefit plan established by PBSJ, to Licata, Licata will immediately and unconditionally endorse such check(s) or transfer such amounts to PBSJ, without restriction.

2. Licata represents and warrants to PBSJ that she does not own, directly or indirectly, any shares of the capital stock of PBSJ.

3. In the event that the total value of Licata’s total distribution(s) from the PBSJ 40l(k) profit sharing plan exceeds the total amount of misappropriated funds taken by and/or used for the benefit of Licata, as determined by an audit to be conducted by the PBSJ Audit Committee, the difference shall be refunded to Licata;

4. In the event that the total value of Licata’s total distribution(s) from the PBSJ 40l(k) profit sharing plan is less than the total amount of misappropriated funds taken by and/or used for the benefit of Licata, as determined by an audit to be conducted by the PBSJ Audit Committee, the difference shall be paid by Licata to PBSJ in a manner and at a time to be determined solely in the discretion of PBSJ;

5. Licata agrees that, in regard to the calculations contemplated by paragraphs 3 and 4 above, the determination of the PBSJ Audit Committee shall be final and binding on her.

6. Licata agrees to relinquish any and all ownership and equity she has in the real properties located at: 2751 South Ocean Drive, N404, Hollywood, Florida 33019, and 4000 Collins Avenue, At. 201, Miami Beach, Florida, to PBSJ. The parties agree that Licata shall have the right to keep the real property located at 19010 SW 188th Street, Miami, Florida 33187.

Licata hereby irrevocably makes, constitutes and appoints John Zumwalt, signing singly, with full power of substitution (the “Attorney”), to be Licata’s true and lawful Attorney-In-Fact for his, and in his name, place and stead to do each and all of the following acts on behalf of Licata: (i) to endorse such checks and transfer such amounts referenced in paragraph 1. above, and (ii) to appoint, in writing, any person or persons, either natural or juridical, as additional Attorneys-In-Fact for the undersigned with the powers so designated in such appointment. Licata hereby ratifies and confirms all that said Attorney shall lawfully do or cause to be done by virtue hereof; and Licata hereby waives any and all notice of any such actions or transactions and furthermore agrees and covenants with any and all persons, partnerships, corporations or entities that Licata will be bound by actions or transactions entered into in reliance on this Power of Attorney, even if such actions or transactions shall have been performed or executed after the revocation of this Power of Attorney unless such revocation shall have been effectively communicated in writing to the Attorney. The undersigned agrees to hold harmless the Attorney for all actions taken by Attorney pursuant to this Power of Attorney other than for Attorney’s gross negligence or intentional misconduct. The parties acknowledge that the Power of Attorney provided for here is irrevocable and coupled with an interest.

Licata hereby resigns from any and all positions that she holds with PBSJ or any of its affiliates, effective as of March 31, 2005.

Licata agrees to fully cooperate with PBSJ in order to carry out and accomplish the full intent and purposes of this Agreement.

Nothing in this Agreement shall be construed to constitute any party to this Agreement a partner, joint venturer or agent of any other party to this Agreement. No party to this Agreement shall have, or represent itself as having, any authority to bind another party to this Agreement in any respect.

No provision of this Agreement shall be interpreted or construed against any party because that party or its legal representative drafted it.

All disputes between the parties shall be governed by — and this Agreement shall be construed in accordance with — the laws of the state of Florida, without regard to its principles of conflicts of laws.

No provision of this Agreement may be changed, waived or amended except in a writing signed by the parties. No failure or delay in exercising any right or remedy shall operate as a waiver, nor shall any single or partial exercise of any right or remedy preclude any other exercise of such right or remedy. A waiver in writing of any default shall apply only to the specific default identified in the waiver and shall not extend to any other defaults, whether or not of a similar nature.

This Agreement contains the entire understanding of the parties regarding Licata’s 401(k) profit sharing account. It supersedes all previous agreements and understandings between the parties regarding those matters. Each party specifically acknowledges and agrees that it has neither made nor relied upon any representation in entering this Agreement other than those specifically set forth above.

NOW THEREFORE, the undersigned have executed this Agreement as of the day and year first written above.

THE PBSJ CORPORATION

By:	/s/ John Zumwalt, III
Name: Title:

/s/ Rosario Licata
Rosario Licata